LogicVision Reports Second Quarter 2007 Financial Results

Revenue and Cash Exceed Guidance; Smallest Net Loss in Nearly Six Years

SAN JOSE, Calif., July 24 /PRNewswire-FirstCall/ -- LogicVision, Inc. (Nasdaq: LGVN), a leading provider of silicon test and yield learning solutions, today announced its financial results for the second quarter ended June 30, 2007.

Second Quarter 2007 Results
Revenues in the second quarter of 2007 were $3.1 million, up 17 percent from $2.6 million in the first quarter of 2007.

Net loss in the second quarter of 2007 was $1.1 million, or $0.05 per share, compared with a net loss of $1.2 million, or $0.05 per share, reported in the first quarter of 2007.

Gross margins in the second quarter were 75 percent, up from 71 percent in first quarter of 2007.

Operating expenses were $3.6 million in the second quarter, including $357,000 of stock-based employee compensation charges in accordance with SFAS 123 (R). This compares with $3.2 million of operating expenses in the first quarter of 2007, including $170,000 of stock-based employee compensation charges in accordance with SFAS 123(R).

At June 30, 2007, LogicVision had $7.0 million in cash, cash equivalents and investments, compared with $7.1 million at March 31, 2007. The company has no bank debt.

New orders received during the second quarter totaled $2.3 million. The company exited the second quarter with a 12-month backlog of $8.2 million, compared with a 12-month backlog of $8.6 million at the end of the first quarter.
"We are very pleased that revenues exceeded our guidance in the second quarter, growing 17 percent sequentially, and that our net loss was the smallest we've achieved since 2001. We are also pleased to have maintained our cash balance at about $7 million, which exceeded our guidance by more than 40 percent," said James T. Healy, president and CEO of LogicVision.

"During the third quarter of 2007, we expect to start more evaluations with both new and existing customers. In addition to potential new business, we expect to benefit from several renewals from significant customers in the second half of the year. With our expanded product offering, unique position to capitalize on the captive market and partnerships with key EDA and ATE companies, we are ready to meet the increasing demand for BIST solutions," said Mr. Healy.

Guidance for the Third Quarter of 2007
-- Revenues are expected to be in the range of $3.0 million to $3.2 million.
-- Net loss is expected to be in the range of $900,000 to $1.1 million, or a net loss in the range of $0.04 to $0.05 per share.
-- Cash, cash equivalents and investments are expected to be approximately $6 million at the end of the third quarter.

Conference Call
LogicVision will broadcast its conference call discussion of second quarter 2007 financial results today, July 24, 2007 at 2 p.m. Pacific time. To listen to the call, please dial 888-942-9689, pass code: "LogicVision." A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 866-353-3067. The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company's web site at http://www.logicvision.com. An archived web cast of the call will be available at http://www.logicvision.com for one year.

About LogicVision, Inc.
LogicVision (Nasdaq: LGVN) provides proprietary technologies for embedded test that enable the more efficient design and manufacture of complex semiconductors. LogicVision's embedded test solution allows integrated circuit designers to embed into a semiconductor design test functionality that can be used during semiconductor production and throughout the useful life of the chip. For more information on the company and its products, please visit the LogicVision website at www.logicvision.com.

FORWARD LOOKING STATEMENTS
Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's outlook, the number of expected evaluation starts, expected customer renewals, interest for the Company's products, successes in adoption of the Company's solutions, and the Company's expected financial results, including revenues, net loss, and cash, cash equivalents and investments are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be modified or cancelled, existing customer orders may not be renewed, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, whether customers accept the Company's new and existing products, the impact of competitive products and alternative technological advances, and other risks detailed in LogicVision's Annual Report on Form 10-K for the year ended December 31, 2006, LogicVision's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and from time to time in LogicVision's SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

LogicVision, Embedded Test and LogicVision logos are trademarks or registered trademarks of LogicVision, Inc. in the United States and other countries. All other trademarks and service marks are the property of their respective owners.

- Summary financial data follows -

LOGICVISION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
License	$1,457	$1,305	$2,562	$2,524
Service	1,626	1,367	3,151	2,497
Product	-	100	-	100
Total revenues	3,083	2,772	5,713	5,121

Cost of revenues:
License	225	230	456	487
Service	552	429	1,075	853
Product	-	-	-	-
Total cost of revenues	777	659	1,531	1,340
Gross profit	2,306	2,113	4,182	3,781

Operating expenses:
Research and development	927	1,036	1,882	2,123
Sales and marketing	1,547	1,779	2,848	3,659
General and administrative	1,077	1,037	1,989	2,001
Total operating expenses	3,551	3,852	6,719	7,783

Loss from operations	(1,245)	(1,739)	(2,537)	(4,002)
Interest and other income, net	67	90	172	162

Loss before provision for income taxes	(1,178)	(1,649)	(2,365)	(3,840)
Provision for income taxes	(58)	19	(42)	76

Net loss	$(1,120)	$(1,668)	$(2,323)	$(3,916)

Net loss per common share, basic and
diluted	$(0.05)	$(0.09)	$(0.10)	$(0.21)
Weighted average number of shares
outstanding, basic and diluted	24,124	18,986	24,116	18,954

LOGICVISION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$5,439	$7,087
Short-term investments	1,541	2,155
Accounts receivable, net of
allowance for doubtful accounts
of $15 and $6, respectively	1,522	615
Prepaid expenses and other current
assets	1,081	1,226
Total current assets	9,583	11,083
Property and equipment, net	540	743
Intangible assets, net	71	178
Goodwill	6,846	6,846
Other long-term assets	449	641
Total assets	$17,489	$19,491

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$335	$308
Accrued liabilities	2,039	2,008
Deferred revenue, current portion	5,043	5,089
Total current liabilities	7,417	7,405
Deferred revenue	-	285
Total liabilities	7,417	7,690

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.0001 par value:
Authorized: 5,000 shares;
Issued and outstanding: no
shares issued and outstanding	-	-
Common stock, $0.0001 par value:
Authorized: 125,000 shares;
Issued and outstanding: 24,125
shares at June 30, 2007
and 24,081 shares at
December 31, 2006	2	2
Additional paid-in capital	108,429	107,860
Accumulated other comprehensive
income (loss)	25	-
Accumulated deficit	(98,384)	(96,061)
Total stockholders' equity	10,072	11,801
Total liabilities and
stockholders' equity	$17,489	$19,491

SOURCE LogicVision, Inc.
-0- 07/24/2007
/CONTACT: Bruce M. Jaffe, Vice President & CFO of LogicVision, Inc.,
+1-408-453-0146, InvestorRelations@logicvision.com /
/Web site: http://www.logicvision.com /
(LGVN)